                                                               Exhibit EX-99.d.2

                               AMENDMENT NO. 2 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEEMENT

     THIS EXHIBIT to the  Investment  Management  Agreement  dated April 1, 1999
(the  Agreement")  between  VOYAGEUR  MUTUAL FUNDS III and  DELAWARE  MANAGEMENT
COMPANY, a series of Delaware Management Business Trust,  amended as of the 31st day of August,  2006 to add  Delaware  Large Cap Core Fund,  lists the Funds for which the Investment Manager provides investment management services pursuant to the Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

                                                     Management Fee Schedule
                                                      (as a percentage of
                                                    average daily net assets)
Fund Name                      Effective Date              Annual Rate

Delaware Large Cap Core Fund   August 31, 2006      0.65% on first $500 million
                                                    0.60% on next $500 million
                                                    0.55% on next $1,500 million
                                                    0.50% on assets in excess of
                                                    $2,500 million

Delaware Select Growth Fund    April 1, 1999        0.75% on first $500 million
                                                    0.70% on next $500 million
                                                    0.65% on next $1,500 million
                                                    0.60% on assets in excess of
                                                    $2,500 million

DELAWARE MANAGEMENT COMPANY,                   VOYAGEUR MUTUAL FUNDS III
a series of Delaware Management
Business Trust

By:                                            By:
Name:  Patrick P. Coyne                        Name:  Patrick P. Coyne
Title: President                               Title: President
                                                      Chief Executive Officer

Attest:                                        Attest:
Name:  Kathryn R. Williams                     Name:  Kathryn R. Williams
Title: Vice President/                         Title: Vice President/
       Assistant Secretary                            Assistant Secretary